EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact: Fred Zinn, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW INDUSTRIES ACQUIRES MANUFACTURER OF WINDOWS FOR TRUCK CAPS, HORSE TRAILERS AND BUSES

White Plains, New York – August 29, 2011 – Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RV) and manufactured homes, today announced that its wholly-owned subsidiary, Kinro, Inc., acquired the business and assets of Starquest Products, LLC and its affiliate, Qualitec Manufacturing, LLC (together “Starquest”). This is the Company’s fourth acquisition of 2011, which together add more than $70 million in annualized sales.

Starquest has annual sales of approximately $22 million, comprised primarily of windows for truck caps, which are fiberglass enclosures that fit over the bed of pick-up trucks, painted to automotive standards and designed to exact truck bed specifications. Starquest also manufactures windows and doors for horse trailers and buses. The purchase price of $22.6 million was funded with available cash and approximately $12 million of borrowings pursuant to Drew’s $50 million line of credit. Drew expects the acquisition to be immediately accretive to earnings.

“Starquest is a great company, and highly respected in its industries, with a 50 percent market share for windows for truck caps and an increasing share in the horse trailer market,” said Fred Zinn, Drew’s President and CEO. “This is an excellent opportunity to accelerate our diversification into related markets.”

The key managers of Starquest have entered into employment agreements with Kinro, and will continue to manage the business. “The Starquest team has developed strong relationships throughout their industries, and we expect to build on that strength,” said Jason Lippert, CEO of Kinro, and its sister company, Lippert Components. “As in our all of our businesses, management’s responsiveness to the needs of our customers is the key to success.”

“We are very pleased that the business we have seen thrive will continue to be managed by our outstanding team,” said Kelly Rose, Chairman, and Mike Schoeffler, CEO, who were the two principals of Starquest. “With the financial and strategic support that Kinro and Lippert Components can provide, we are confident that the Starquest business will continue to grow.”

“Starquest’s markets are right in the sweet spot of our on-going diversification efforts,” said Scott Mereness, President of Kinro and Lippert Components. “We already manufacture certain components for use in buses and horse trailers, and we believe Kinro and Lippert can provide significant additional ‘content’ to these markets from our broad array of other components. Further, we expect to utilize our extensive purchasing power, manufacturing expertise, and engineering capabilities to improve operating efficiencies, enhance the Starquest product line, and provide value to our customers.”

“This year alone, we have invested nearly $50 million in acquisitions,” said Joseph Giordano, Drew’s CFO and Treasurer. “Through these acquisitions and the recent introduction of our new RV awning product line, we have significantly enhanced our growth opportunities. With more than $150 million of unused borrowing capacity, we have the financial strength to continue to pursue strategic expansion opportunities.”

About Drew
Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms for RVs, and trailers primarily for hauling boats. Currently, from 28 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and steel-based components, vinyl, aluminum, glass and ABS resin) and other components, availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles (“RVs”), availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, changes in zoning regulations for manufactured homes, sales declines in the RV or manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention and concentration of significant customers, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of RVs and manufactured homes.

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